Exhibit 99.1

Barnes & Noble Reports First Quarter Financial Results

Comparable Store Sales and Earnings per Share Exceed Forecasts

Raises Full-Year Guidance

NEW YORK--(BUSINESS WIRE)--May 21, 2009--Barnes & Noble, Inc. (NYSE:BKS), the world’s largest bookseller, today reported sales and earnings for the first quarter ended May 2, 2009. In addition, the company also announced that its Board of Directors declared a quarterly cash dividend of $0.25 per share for stockholders of record at the close of business on June 9, 2009, payable on June 30, 2009.

Total sales for the first quarter were $1.1 billion, a 4% decrease compared to the prior year. Barnes & Noble store sales decreased 3.5% to $989 million, with comparable store sales decreasing 5.7% for the quarter, slightly better than guidance for a decrease of 6% to 9%. Barnes & Noble.com sales were $93 million for the quarter, a 7% decrease compared to the prior year.

Bestselling titles during the quarter included two Barnes & Noble Recommends selections: Sandra Dallas’ Prayers for Sale and Spencer Quinn’s Dog on It. Additional bestsellers include Steve Harvey’s Act Like a Lady, Think Like a Man, Malcolm Gladwell’s Outliers and Mark Levin’s Liberty and Tyranny.

The first quarter net loss from continuing operations was $2.1 million or $0.04 per share, compared to guidance of a loss per share of $0.10 to $0.20. The company was able to exceed its guidance due to better than expected revenues, gross margins and a continuous focus on expense management.

GUIDANCE

For the second quarter, the company expects comparable store sales at Barnes & Noble stores to decline 5% to 7%. Second quarter earnings per share is expected to be in a range of $0.05 to $0.15, compared to $0.18 from continuing operations a year ago (excluding a physical inventory benefit).

Based on the company’s better than expected performance during the first quarter, the company is raising its full-year earnings per share guidance range to $1.10 to $1.40, from $0.95 to $1.25. For the full year, the company now expects comparable store sales at Barnes & Noble stores to decline 3% to 5%, better than previous guidance for a comparable store sales decline of 4% to 6%.

As of May 2, 2009, the company operated 726 Barnes & Noble stores and 51 B. Dalton stores. During the first quarter, six Barnes & Noble stores were opened and six were closed. One B. Dalton store was closed during the quarter.

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, May 21, 2009, and is accessible at www.barnesandnobleinc.com/webcasts. The call will also be archived at www.earnings.com for one year.

Barnes & Noble, Inc. will report second quarter results on or about August 20, 2009.

ABOUT BARNES & NOBLE, INC.

Barnes & Noble, Inc. (NYSE:BKS), the world’s largest bookseller and a Fortune 500 company, operates 777 bookstores in 50 states. Barnes & Noble is the nation’s top bookseller in quality, and for the fifth year in a row, the top bookseller brand, as determined by a combination of the brand’s performance on familiarity, quality, and purchase intent, according to the EquiTrend® Brand Study by Harris Interactive®. Barnes & Noble conducts its online business through Barnes & Noble.com (www.bn.com), one of the Web’s largest e-commerce sites.

General information on Barnes & Noble, Inc. can be obtained via the Internet by visiting the company’s corporate website: www.barnesandnobleinc.com.

SAFE HARBOR

This press release contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer or telephone systems, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product shortages, and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)

	13 weeks ended	13 weeks ended
	May 2, 2009	May 3, 2008

Sales	$1,105,152	1,155,882
Cost of sales and occupancy	773,491	807,915
Gross profit	331,661	347,967
Selling and administrative expenses	286,554	303,863
Depreciation and amortization	45,879	41,314
Pre-opening expenses	2,472	4,537
Operating loss	(3,244)	(1,747)
Interest (expense) income, net	(199)	807
Loss from continuing operations before taxes	(3,443)	(940)
Income taxes	(1,374)	(374)
Loss from continuing operations (net of income tax)	(2,069)	(566)
Loss from discontinued operations (net of income tax)	(654)	(1,658)
Net loss	(2,723)	(2,224)
Net loss attributable to noncontrolling interests	30	-
Net loss attributable to Barnes & Noble, Inc.	$(2,693)	(2,224)

Loss attributable to Barnes & Noble, Inc.
Loss from continuing operations	$(2,069)	(566)
Less loss attributable to noncontrolling interests	30	-
Net loss from continuing operations attributable to Barnes & Noble, Inc.	$(2,039)	(566)

Basic loss per common share:
Loss from continuing operations attributable to Barnes & Noble, Inc.	$(0.04)	(0.01)
Loss from discontinued operations attributable to Barnes & Noble, Inc.	(0.01)	(0.03)
Net loss attributable to Barnes & Noble, Inc.	$(0.05)	(0.04)

Diluted loss per common share:
Loss from continuing operations attributable to Barnes & Noble, Inc.	$(0.04)	(0.01)
Loss from discontinued operations attributable to Barnes & Noble, Inc.	(0.01)	(0.03)
Net loss attributable to Barnes & Noble, Inc.	$(0.05)	(0.04)

Weighted average common shares outstanding
Basic	54,759	57,614
Diluted	54,759	57,614

Dividends declared per common share	$0.25	0.15

Percentage of sales:
Sales	100.0%	100.0%
Cost of sales and occupancy	70.0%	69.9%
Gross profit	30.0%	30.1%
Selling and administrative expenses	25.9%	26.3%
Depreciation and amortization	4.2%	3.6%
Pre-opening expenses	0.2%	0.4%
Operating loss	-0.3%	-0.2%
Interest (expense) income, net	0.0%	0.1%
Loss from continuing operations before taxes	-0.3%	-0.1%
Income taxes	-0.1%	0.0%
Loss from continuing operations (net of income tax)	-0.2%	0.0%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	May 2, 2009	May 3, 2008	January 31, 2009

ASSETS
Current assets:
Cash and cash equivalents	$86,594	19,348	281,608
Receivables, net	70,721	92,203	80,998
Merchandise inventories	1,233,756	1,356,342	1,203,471
Prepaid expenses and other current assets	127,490	124,545	127,028
Current assets of discontinued operations	-	17,898	30,199
Total current assets	1,518,561	1,610,336	1,723,304

Property and equipment:
Land and land improvements	9,298	3,247	9,298
Buildings and leasehold improvements	1,102,439	1,059,873	1,096,801
Fixtures and equipment	1,329,218	1,313,240	1,385,454
	2,440,955	2,376,360	2,491,553
Less accumulated depreciation and amortization	1,642,517	1,566,532	1,670,839
Net property and equipment	798,438	809,828	820,714

Goodwill	254,842	241,525	240,008
Intangible assets, net	84,997	86,842	83,443
Deferred taxes	109,899	103,084	110,098
Other noncurrent assets	13,368	8,117	8,000
Noncurrent assets of discontinued operations	-	28,304	8,321
Total assets	$2,780,105	2,888,036	2,993,888

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$698,315	737,699	746,599
Accrued liabilities	593,380	593,243	710,269
Current liabilities of discontinued operations	-	14,692	18,807
Total current liabilities	1,291,695	1,345,634	1,475,675

Long-term debt	-	86,700	-
Deferred taxes	189,269	173,496	189,268
Other long-term liabilities	387,318	399,753	393,006
Noncurrent liabilities of discontinued operations	-	11,817	12,713

Shareholders' equity:
Common stock; $.001 par value; 300,000 shares
authorized; 88,225, 87,066 and 87,681
shares issued, respectively	88	87	88
Additional paid-in capital	1,274,454	1,240,580	1,262,358
Accumulated other comprehensive loss	(12,015)	(9,569)	(14,503)
Retained earnings	697,042	685,336	721,200
Treasury stock, at cost, 33,150, 32,995
and 33,066 shares, respectively	(1,049,328)	(1,045,798)	(1,047,529)
Total Barnes & Noble, Inc. shareholders' equity	910,241	870,636	921,614
Noncontrolling interest	1,582	-	1,612
Total shareholders' equity	911,823	870,636	923,226
Commitments and contingencies	-	-	-
Total liabilities and shareholders' equity	$2,780,105	2,888,036	2,993,888

CONTACT:
Barnes & Noble, Inc.
Media:
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor:
Joseph J. Lombardi, 212-633-3215
Chief Financial Officer
jlombardi@bn.com
or
Andy Milevoj, 212-633-3489
Director of Investor Relations
amilevoj@bn.com